Exhibit 10.34

POST-CLOSING AGREEMENT

October 25, 2004

Fleet Capital Corporation, Agent

One South Wacker Drive, Suite 3400

Chicago, Illinois 60606

Re:	Fourth Amended and Restated Loan and Security Agreement

Gentlemen:

Reference is made to that certain Fourth Amended and Restated Loan and Security Agreement dated October 25, 2004 by and among PW Eagle, Inc., a Minnesota corporation (“Borrower”), the lender signatories thereto (“Lenders”) and Fleet Capital Corporation (“FCC”), individually as a Lender and as agent for said Lenders (FCC in such capacity, “Agent”). Said Fourth Amended and Restated Loan and Security Agreement, as modified or amended from time to time, is hereinafter referred to as the “Loan Agreement.” Capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

In order to induce Agent and Lenders to enter into the Loan Agreement, Borrower agrees as follows:

1. Deliver to Agent within thirty (30) days of the Closing Date evidence reasonably acceptable to Agent that the certificate of merger of Extrusion Technologies, Inc. with and into PW Eagle, Inc. has been filed in the United States Patent and Trademark Office for the Patents and Trademarks owned by Extrusion Technologies, Inc. and that all license agreements of Extrusion Technologies, Inc. have been assigned to PW Eagle, Inc.;

2. Deliver to Agent within fourteen (14) days of the Closing Date copies of cancelled 1999 Subordinated Notes;

3. Use commercially reasonable best efforts to deliver to Agent (unless previously delivered) within thirty (30) days of the Closing Date duly executed Landlord Waivers, in form and substance acceptable to Agent from the landlords at the following locations:

(i) 7800 S. Elati Street, Suite 220, Littleton, Colorado 80120;

(ii) 101 East Avenue M, Conroe, Texas 77302; and

(iii) 2130 Port of Tacoma Road, Tacoma Washington 98421; and

4. Use commercially reasonable best efforts to deliver to Agent within thirty (30) days of the Closing Date duly executed Landlord Waivers from PW Poly and PW Poly’s lessor, in form and substance acceptable to Agent, for 140 Chestnut, Hastings, Nebraska 68902, and copies of the lease agreements entered into in connection therewith.

Borrower hereby agrees that the failure to deliver to Agent and/or complete the foregoing within the time periods specified herein shall constitute an Event of Default under the Loan Agreement and Agent will be entitled to exercise all rights and remedies provided for thereunder.

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(Signature Page Follows)

Post-Closing Agreement Signature Page

Except as otherwise provided for herein, the terms and conditions of the Fourth Amended and Restated Loan and Security Agreement remain in full force and effect.

PW EAGLE, INC., a Minnesota corporation

By:	/s/ Dobson West
Name:	Dobson West
Title:	Secretary

Post-Closing Agreement Signature Page

Agreed and accepted as of the date hereof.

FLEET CAPITAL CORPORATION, as Agent

By:	/s/ Brian Conole
Name:	Brian Conole
Title:	Senior Vice President